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Exhibit 10.27

ADDENDUM TO PROMISSORY NOTE

of April 1, 2003
Las Vegas, Nevada

As a provision of this Note, it is the expressed intent of the Holder to provide sufficient funds to MediCor Ltd. to pay for shortfalls in cash caused by the operating activities of MediCor Ltd. This commitment to fund operating shortfalls extends to January 1, 2006, at which time the Holder and MediCor Ltd. shall have the option of renegotiating, terminating, or extending the terms and conditions of this Note.

MediCor Ltd., a Delaware corporation
By:	/s/ ILLEGIBLE Illegible
Its:	President and CEO
Date:	February 2, 2005
By:	/s/ ILLEGIBLE Illegible
Its:	Managing Member
Date:	February 2, 2005

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  Exhibit 10.27